UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2012

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 30, 2012, pursuant to the Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), Robert Normile, Executive Vice President, Chief Legal Officer and Secretary, entered into an individual Rule 10b5-1(c) trading plan (the “Plan”) with a broker to sell up to 75,000 shares of Mattel stock to be acquired upon exercise of employee stock options (the “Options”). The Options have a ten year term and will expire in 2013 or 2014. In accordance with Mattel’s Guidelines, the first sale under the Plan may not take place until June 29, 2012, which is at least 30 days after the date Mr. Normile adopted his Plan. Mr. Normile may sell shares of Mattel stock under the Plan through the close of trading on February 1, 2013, at which time the Plan will terminate.

Transactions under the Plan will be disclosed publicly in accordance with the requirements of Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options or the sale of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: June 5, 2012

	By:	/s/ Robert Normile
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary